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Exhibit 10.1(ap)

AMENDMENT NUMBER FOUR
TO
THE SAUER-DANFOSS LASALLE FACTORY
EMPLOYEE SAVINGS PLAN
(As Amended and Restated Effective January 1, 1998
and Renamed Effective as of January 1, 2000)

        IN WITNESS WHEREOF, the attached Appendix A is hereby added to Sauer-Danfoss LaSalle Factory Employee Savings Plan (As Amended and Restated, Effective January 1, 1998 and Renamed Effective as of January 1, 2000), executed this 8th day of February, 2002, to be effective as of January 1, 2002.

SAUER DANFOSS COMPANY	UAW, Local Union No. 285

SAUER-DANFOSS
LASALLE FACTORY
EMPLOYEE SAVINGS PLAN

APPENDIX A

        Application of the Economic Growth and Tax Relief Reconciliation Act of 2001

        This Appendix A is intended to demonstrate good faith compliance with the requirements of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") and is to be construed in accordance with EGTRRA the and guidance issued thereunder. The provisions of this Appendix A shall supersede the applicable provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Appendix.

A-1    Effective Date. Except as otherwise provided, this amendment shall be effective as of the first day of the first Plan Year beginning after December 31, 2001.

A-2.    Limits on Contributions. Notwithstanding the provisions of Section 6.3 of the Plan, effective for Limitation Years beginning after December 31, 2001:

  (a)
  Except to the extent permitted under Section 414(v) of the Code, if applicable, the "annual addition" (as defined in subparagraph 6.3(e)(i) of the Plan) that may be contributed or allocated to a participant's account under the Plan for any Limitation Year shall not exceed the lesser of:

  (i)
  Forty thousand dollars ($40,000), or such greater amount determined by the Secretary of the Treasury for that year; or

  (ii)
  One hundred percent (100%) of the Participant's Section 415 Compensation during that Limitation Year.

    For purposes of subsection (ii) immediately above, Section 415 Compensation shall not include any contribution for medical benefits after separation from service (within the meaning of Sections 401(h) or 419A(f)(2) of the Code) which is otherwise treated as an annual addition.

A-3.    Limits on Compensation.

  (a)
  Compensation. Notwithstanding the definition of "Compensation" under Section 1.8 of the Plan, effective for Plan Years beginning after December 31, 2001, Compensation shall be limited for any Plan Year to $200,000 per Participant (as adjusted by the Secretary of the Treasury for cost-of-living increases pursuant to Section 401(a)(17)(B) of the Code).

  (b)
  Section 415 Compensation. Notwithstanding the definition of "Section 415 Compensation" under subparagraph 6.3(e)(ii) of the Plan, effective for Limitation Years beginning after December 31, 2001, a Participant's total annual cash compensation taken into account shall be limited for any for any Plan Year to $200,000 per Participant (as adjusted by the Secretary of the Treasury for cost-of-living increases pursuant to Section 401(a)(17)(B) of the Code).

A-4.    Salary Deferral Limitation. Effective for Plan Years beginning after December 31, 2001 and consistent with Section 6.4 of the Plan, in no event shall the amount of Pre-tax Contributions made by a Participant with respect to any calendar year exceed the elective deferral limit of Code Section 402(g)(5) (as adjusted by the Secretary of the Treasury, which for 2002 shall be $11,000), reduced by the Participant's elective deferrals for such tax year under any other salary reduction arrangement (i.e., under any Code Section 401(k) or 403(b) plan), except as permitted under Section 414(v) of the Code, if applicable.

A-5.    Benefit and Contribution Limitations — Multiple Use of Alternative Limitation. Notwithstanding Section 6.7 of the Plan, the restriction on the multiple use of the "alternative limitation," which may occur as a result of the testing under the limitations described in Sections 6.5 and 6.6 of the Plan, shall not apply for Plan Years beginning after December 31, 2001.

A-6.    Involuntary Cash-Outs. Effective after December 31, 2001, for purposes of determining whether the sum of such a Participant's vested Account balances is less than or equal to $5,000 in accordance with

Section 12.5 of the Plan, the balance of the Participant's Rollover Contribution Account (and earnings allocated thereto) shall be disregarded. If the sum of the Participant's vested Account balances is less than or equal to $5,000 without regard to the balance of his or her Rollover Contribution Account (and earnings allocated thereto), the Plan Administrator shall direct the Trustee to distribute the Participant's vested Account balance in a lump sum (in cash) without the consent of the Participant (or Beneficiary) in accordance with Section 12.5 of the Plan.

A-7.    Rollover Rules.

  (a)
  Rollover Contributions. Effective for eligible rollover distributions received after December 31, 2001, the provisions of Section 402(c) of the Code that are incorporated under Section 5.3 of the Plan are modified as follows:

  (i)
  Direct Rollovers. The Plan will accept an eligible rollover distribution from a qualified plan described in Section 401(a) of the Code, excluding after-tax employee contributions.

  (ii)
  Participant Rollovers from Another Tax-Qualified Plan. The Plan will accept as a Rollover Contribution a distribution that a Participant received that is an eligible rollover distribution from qualified plan described in Section 401(a) of the Code, excluding after-tax employee contributions.

  (iii)
  Participant Rollovers from an IRA. The Plan will accept as a Rollover Contribution a portion of a distribution that a Participant receives from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

  (b)
  Direct Rollovers of Plan Distributions. Effective for Plan distributions made after December 31, 2001, the provisions of Section 402(c) of the Code that are incorporated under Section 12A.11 of the Plan are modified as follows:

  (i)
  An "eligible retirement plan" shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from this Plan. Notwithstanding Section 12A.11 of the Plan, the definition of eligible retirement plan shall also apply in the case of a distribution to a Spouse or a former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p).

  (ii)
  An "eligible rollover distribution" shall be modified to exclude any amount that is distributed on account of hardship and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

  (iii)
  An "eligible rollover distribution" shall be modified to include Post-tax Contributions; provided, however, that such Post-tax Contributions are transferred to an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or to a qualified defined contribution plan described in Code Sections 401(a) or 403(a) that agrees to separately account for the portion of such distribution that is includible in gross income and the portion of such distribution which is not so includible.

A-8.    Hardship Withdrawals. Notwithstanding Section 11.2 of the Plan, a Participant who receives a hardship withdrawal after December 31, 2001 under Section 11.2 of the Plan shall have his or her Pre-tax Contributions and Post-tax Contributions suspended for 6 months beginning on the date as of which he or she receives the hardship withdrawal.

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  Exhibit 10.1(ap)
AMENDMENT NUMBER FOUR TO THE SAUER-DANFOSS LASALLE FACTORY EMPLOYEE SAVINGS PLAN (As Amended and Restated Effective January 1, 1998 and Renamed Effective as of January 1, 2000)
SAUER-DANFOSS LASALLE FACTORY EMPLOYEE SAVINGS PLAN APPENDIX A